UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

NAVTEQ CORPORATION (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-21323 (Commission File Number)	77-0170321 (I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-7000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 27, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of NAVTEQ Corporation (the “Company”) set performance goals and objectives for Judson C. Green, the Company’s President and Chief Executive Officer.  Mr. Green’s employment agreement provides for a target bonus of 100% of his base salary, with 50% of the bonus based on the achievement of financial objectives and 50% based on the achievement of non-financial objectives.  The financial performance objectives relate to net income, operating income, revenue and cash flow targets, and the various elements may be weighted by the Committee in determining the extent to which the financial performance objectives have been achieved and in determining the size of the bonus to be awarded.  The non-financial objectives include expanding and improving the Company’s products, services and operations, improving customer satisfaction and developing new key customer relationships, and expanding geographic coverage of the Company’s database.

In addition, the Committee set performance objectives for the following named executive officers: John K. MacLeod, Executive Vice President, Connected Services; David B. Mullen, Executive Vice President and Chief Financial Officer; M. Salahuddin Khan, Senior Vice President, Global Marketing & Strategy.  Target bonus amounts for these named executive officers are 50% of their base salaries, with the bonus for each officer based on the achievement of financial and non-financial objectives.  The financial performance objectives vary by officer, and relate generally to achievement of objectives specified in the Company’s annual operating plan.  The non-financial objectives also vary by officer, and include improving and expanding the Company’s business and operations.

The Committee also approved a Form of Restricted Stock Unit Agreement applicable to vice president-level employees and above, including executive officers, for use under the Company’s 2001 Stock Incentive Plan.  Under this Form of Restricted Stock Unit Agreement, the Committee may grant awards of restricted stock units (“RSUs”) to these employees subject to vesting performance criteria such as the Company’s achievement of revenue growth and net income growth goals.  Under the Company’s prior Form of Restricted Stock Unit Agreement, which will continue to be applicable to employees below vice president-level, RSU grants made to these employees were not subject to performance goals but were tied to continued service.  A copy of the Form of Restricted Stock Unit Agreement applicable to vice president level employees and above is filed as 10.1 to this Report and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2006, the Company’s Board of Directors elected Andrew J. Green as director, effective March 16, 2006.  There are no arrangements or understandings between Mr. Andrew Green and any other person pursuant to which Mr. Green was selected as a director.  There are no transactions involving Mr. Andrew Green that would be required to be reported under Item 404(a) of Regulation S-K.  In addition, Wilhelmus Groenhuysen resigned from the Board of Directors, effective March 1, 2006, in accordance with his previously announced intent reported in the Company’s Current Report on Form 8-K/A filed January 9, 2006.

The Company has issued a press release dated March 1, 2006 announcing these events.  The press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

 (d)          Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement applicable to vice president-level employees and above under NAVTEQ Corporation’s 2001 Stock Incentive Plan

99.1	Press Release issued by NAVTEQ Corporation on March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: March 3, 2006	By:	/s/ Lawrence M. Kaplan
Lawrence M. Kaplan
Senior Vice President, General Counsel
and Corporate Secretary

Index of Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement applicable to vice president-level employees and above under NAVTEQ Corporation’s 2001 Stock Incentive Plan

99.1	Press Release issued by NAVTEQ Corporation on March 1, 2006.